Exhibit 32.2

CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Confederate Motors, Inc. (the “Company”) on Form 10-Q for the period June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Jay Etheridge, Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ended June 30, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such  Quarterly Report on Form 10-Q for the period ended June 30, 2013, fairly presents, in all material respects, the financial condition and results of operations of Confederate Motors, Inc.

Date: August 19, 2013	By:	/s/ Jay Etheridge
Jay Etheridge, Controller Principal Financial Officer